EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 15, 2002 included in Echelon Corporation’s Form 10-K for the year ended December 31, 2001.

/s/    ARTHUR ANDERSEN LLP

San Jose, California
May 21, 2002